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Marty Tullio, Managing Member
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Marty@McCloudCommunications.com

Ecology Coatings Accepts Term Sheets for a $2.4 Million Funding

Warren, MI – September 23, 2010 – Ecology Coatings, Inc. (OTCBB:ECOC), a leader in the discovery and development of nanotechnology-enabled, ultraviolet-curable advanced coatings, today announced that its Board has accepted conditional term sheets from a number of individual investors for an investment totaling $2.4 million.  The investment is to be made through the issuance of convertible preferred shares which can be converted to common stock at a price of $.10/share.

The investment is subject to the following primary conditions:

-	Ecology can only use $750,000 to resolve its outstanding debt.
-	To minimize the dilution to shareholders and to ‘clean up’ the capital structure of the company, Ecology must convince large shareholders to return eight million shares of common stock to the company.
-	A due diligence period of 30 days.

About Ecology Coatings, Inc.
Ecology Coatings, Inc. (OTCBB:ECOC) is a leader in the development and licensing of cleantech ultraviolet (UV) curable coatings — coatings that improve the products we use daily. Ecology’s technology platform allows manufacturers to enhance the durability and performance of their products, while significantly reducing energy costs and increasing manufacturing throughput. The company produces solvent-free coatings, which eliminate the escape of harmful solvents into the atmosphere during application. Headquartered in Warren, Michigan, Ecology Coatings has a development and prototype lab in Akron, Ohio. For additional information, visit the company's website at http://www.ecologycoatings.com.

Forward-looking Statements
Except for the historical e historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties, which are specified in Ecology's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.
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